Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

Redacted Copy

AMENDMENT TO FUNDING AGREEMENT

This Amendment is entered on this April 21, 2013 (the “Amendment”) to the Funding Agreement dated December 29, 2010, (the “2010 Agreement”),  that  was entered into between BAIZE INVESTMENTS (ISRAEL) LTD., a private company organized under the laws of Israel No. 51-430159-1, c/o – The Goldman Group, 55 St. Clair Avenue West, Suite 240, Toronto, Ontario, Canada M4V2Y  (“Investor”), and COMPUGEN, Ltd., an Israeli corporation, having a place of business at 72 Pinchas Rosen Tel Aviv, Israel (“Compugen”).

WHEREAS, following a total investment of $5 million by the Investor pursuant to the 2010 Agreement, and $8,000,000 pursuant to the Funding Agreement, dated December 20, 2011 (the “2011 Agreement”) entered into between the Investor and  Compugen, both Parties are interested in amending certain provisions of the 2010 Agreement, and terminating the 2011 Agreement all as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties hereby agree as follows:

1.	The Parties hereby agree to terminate in its entirety the 2011 Agreement.

2.	All defined terms used herein but not defined herein, shall have the respective meanings as set forth in the 2010 Agreement.

3.	The second WHEREAS clause in the 2010 Agreement will be replaced by the following:

“WHEREAS, included in the Compugen discovered molecules selected for inclusion in the Pipeline Program are the molecules set forth in Exhibit A1 hereof  (the “Designated Product Candidates”)”

4.	Section 1.1 of the 2010 Agreement, will be replaced by the following:

“1.1.
“Affiliate” shall mean any company or other legal entity which, directly or indirectly, controls, or is controlled by, or is under common control with, Compugen; control means the ability to direct the operations of any company or other legal entity, including, without limitation, the holding of fifty (50%) or more of (i) the capital and/or (ii) the voting rights or general partnership interest and/or (iii) the right to elect or appoint directors, and/or (iv) the right to receive profits.”

5.	Section 1.1A will be added to the 2010 Agreement as follows:

“1.1A
“Annual Report” shall mean an annual report containing a summary report for each Designated Product Candidate and Target mAb (as such term is hereinafter defined), providing general information with respect to what research was conducted by Compugen since the prior Annual Report, and what is planned to be undertaken during the remainder of the current calendar year. The Annual Report shall also contain general information as to any commercialization efforts taken (and planned to be taken) and agreements reached (and planned to be reached) in respect of the Designated Product Candidates and Target mAbs during the period covered by such report. The Annual Report shall be duly signed by either the CEO, CFO or COO of Compugen and shall be subject to the confidentiality provisions hereof.”

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

6.	Section 1.3 of the 2010 Agreement, will be replaced by the following:

“1.3	“Cash Consideration” shall mean the amounts payable by Compugen to the Investor in respect of Gross Cash, which shall equal ten percent (10%) of Net Cash.”

7.	Section 1.4 of the 2010 Agreement, will be replaced by the following:

“1.4
“Compugen Warrant” shall mean a warrant setting forth the right of the Investor to purchase Ordinary Shares for an exercise price of seven U.S. dollars and fifty cents ($7.50) per Ordinary Share, to be exercised no later than June 30, 2015, in the form attached hereto as Exhibit B.”

8.	Sections 1.5 and 1.6 will be deleted from the 2010 Agreement.

9.	Section 1.7A will be added to the 2010 Agreement as follows:

“1.7A.	“Gross Cash” shall mean all cash consideration received by Compugen or its Affiliates from third parties on the earlier of;

X.	any day (i) on or prior to June 30, 2015 with respect to any Designated Product Candidate and/or Target mAb; and (ii) on or after July 1, 2015 with respect to the Selected Products; or

Y.	if applicable, on or prior to the Exchange Notice Date (as such term is hereinafter defined).”

10.	Section 1.7B will be added to the 2010 Agreement as follows:

“1.7B.	“Monoclonal Antibody” or “mAb” shall mean an antibody produced by a single clone of cells or cell line.”

11.	Section 1.7C will be added to the 2010 Agreement as follows:

“1.7C	“Net Cash” shall mean Gross Cash minus Pass-Through Amounts.”

12.	Section 1.13 will be replaced by the following:

“1.13
“Pass-Through Amounts” shall mean: (i) out-of-pocket cash payments by Compugen or its Affiliates to subcontractors directly related to a Designated Product Candidate, or Target mAb provided that such cash payments become payable by Compugen following the closing of the third party agreement giving rise to the Gross Cash received by Compugen on which the related Cash Consideration is based; (ii) Third Party Royalties paid in connection with the Gross Cash received by Compugen on which the related Cash Consideration is based; (iii) the amount of any taxes withheld at source for which Compugen cannot receive a tax credit under then prevailing laws; (iv) any payments made at fair market value for equity investments in Compugen as part of a transaction in connection with the Gross Cash received by Compugen on which the related Cash Consideration is based; (v) research funding paid to Compugen under a written agreement with a research project and a budget intended to further research and development with respect to such Designated Candidates and Target mAbs; and (vi) arm's length loans provided to Compugen under the third party agreement giving rise to the Gross Cash received by Compugen on which the related Cash Consideration is based. For the avoidance of doubt, (i) each such Pass-Through Amount shall be subject to only one recovery by Compugen and (ii) reimbursement of out-of-pocket cash payments by Compugen to subcontractors incurred by Compugen prior to the closing of the third party agreement giving rise to the Gross Cash on which the related Cash Consideration is based, shall not be considered as Pass-Through Amounts for the purposes of this Agreement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

13.	Section 1.15 will be deleted from the 2010 Agreement.

14.	Section 1.16 will be added to the 2010 Agreement as follows:

“1.16
“Selected Products” shall mean a total of five (5) Designated Product Candidates and Target mAbs as selected by Investor on or prior to the later of (i)  June 30, 2015, or (ii) thirty (30) days following receipt by Investor of the Annual Report for calendar year 2014,  pursuant to Section 3A hereunder.”

15.	Section 1.17 will be added to the 2010 Agreement as follows:

“1.17	“Target” shall mean each of the eight (8) drug targets identified by Compugen and listed in Appendix A2 to this Agreement.”

16.	Section 1.18 will be added to the 2010 Agreement as follows:

“1.18	“Target mAb” shall mean any mAb developed for the treatment of disease or other conditions in humans or animals by or on behalf of Compugen or any Affiliate of Compugen against a Target.”

17.	Section 1.19 will be added to the 2010 Agreement as follows:

“1.19
“Third Party Royalties” shall mean any royalties or percentage payments to be paid by Compugen or an Affiliate of Compugen to any third party in connection with, or in consideration for, a license granted by such third party to technology and/or intellectual property rights needed for the making, using, marketing or selling of a Designated Product Candidate and/or Target mAb.

18.	Section 3.1.2 of the 2010 Agreement will be replaced by the following:

“3.1.2	An entitlement to receive the Cash Consideration.”

19.	Section 3.1.3 will be deleted from the 2010 Agreement.

20.	Section 3.1.4 of the 2010 Agreement will be replaced by the following:

“3.1.4	An entitlement to receive the Annual Reports and the Cash Consideration Quarterly Reports mentioned in Section 3.3 below.”

21.	Section 3.2 of the 2010 Agreement will be replaced by the following:

“3.2	Compugen shall issue to Investor the Annual Reports not later than 60 days following Company’s filing of its Form 20-F Annual Report with the SEC for calendar years 2012, 2013 and 2014.”

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

22.	Section 3.3 of the 2010 Agreement will be replaced by the following:

“3.3
Payments of Cash Consideration pursuant to 3.1.2 above shall be made quarterly within 120 days following the end of each calendar quarter, during which any Gross Cash was received. Such payments shall be in total only and shall be paid together with a validity report signed by the CFO of the Company (the “Cash Consideration Quarterly Report”). At Investor's request no later than two years following each such payment, Investor will have an audit right at Compugen’s premises, to be performed by a recognized accounting firm (chosen by Investor) during normal business hours and subject to the signature of a customary confidentiality undertaking. The cost of such auditing shall be borne by Investor, unless a deficiency of more than 2% is found, in which event Compugen shall bear all reasonable auditing costs. Within thirty (30) days of such auditing, the Party which either received an excessive amount, or paid an amount lower than required, according to the auditing, shall pay the appropriate amount, provided that if such payment is made by Compugen it shall be paid together with interest at an annual rate of five percent (5%) from the due date and until actual payment hereunder.

23.	Section 3.8 of the 2010 Agreement will be replaced by the following:

“3.8
Notwithstanding the above, Investor may, at any time on or prior to June 30, 2015  provide a written notice (the “Exchange Option Notice”) of its election to exchange, as of the Actual Exchange Date (as such term is hereinafter defined), all of its rights to receive the full Cash Consideration for the Exchange Shares (as such term is hereinafter defined) without any further consideration required to be paid by the Investor to Compugen in connection therewith (the right to provide the Exchange Option Notice and instead receive the Exchange Shares, the “Exchange Option”). The “Actual Exchange Date” shall be a date selected by the Investor and set forth in the Exchange Option Notice, provided that such date shall not be earlier than 61 trading days  following the date of delivery of such Exchange Option Notice to Compugen (the “Exchange Notice Date”), nor later than the 62nd trading day following June 30, 2015.

The “Exchange Shares” shall mean Ordinary Shares in an amount which is the quotient of (i) Thirteen Million U.S. Dollars ($13,000,000) less 50% of any Cash Consideration paid to Investor by Compugen up to the 21st trading day prior to the Actual Exchange Date divided by (ii) the average closing price of the Ordinary Shares during the twenty (20) trading days prior to the Actual Exchange Date (the “Exchange Price”); provided however that the Exchange Price shall not be lower than $3 per share, and shall not exceed $12 per share.

In the event that the Investor exercises the Exchange Option and provides the Exchange Option Notice, the Company shall, within ten (10) Business Days following the Actual Exchange Date, issue to the Investor the Exchange Shares.  It is the intention of the parties hereto that the issuance to the Investor of the Exchange Option pursuant to the provisions hereof shall commence the Investor’s holding period with respect to the Exchange Shares issuable upon the exercise thereof under Rule 144 (“Rule 144”), paragraph (d)(3)(ii), under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and that following any Actual Exchange Date occurring after the lapse of six months following the date on which the Exchange Option is issued, the Investor shall be permitted to publicly resell Exchange Shares in accordance with Rule 144 (assuming that the Investor is not then, nor in the 3 months preceding such time, an “affiliate” of the Company (as defined in Rule 144(a)(1)) and that the Company is then current in its reports under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  To the extent that the Investor is unable to rely upon Rule 144 for the public resale of such Exchange Shares, the Company shall exercise commercially reasonable efforts to promptly file a resale registration statement pursuant to the Securities Act within the following 90 day period to enable the public disposition by the Investor of such Exchange Shares.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

24.	Section 3.10 of the 2010 Agreement will be replaced by the following:

“3.10
For the avoidance of doubt, in the event  of the Investor providing Compugen with an Exchange Notice, the Investor shall not be entitled to receive any further Cash Consideration or Cash Consideration Reports with respect to Net Cash received by Compugen following the Exchange Notice Date, and

3.10.1	All Compugen Warrants issued to Investor shall remain outstanding in full with no change to their terms or conditions.

3.10.2
Other than with respect to (i) the issuance of the Exchange Shares,  (ii) the Compugen Warrants and (iii) any Compugen obligations related to the period on or prior to the Exchange Notice Date, Compugen shall have no further financial or other obligations of any kind to Investor.

25.	Section 3.11 will be deleted

26.	Section 3A will be added to the 2010 Agreement as follows:

“3A. SELECTION BY INVESTOR OF SELECTED PRODUCTS

3A.1
At any time, or from time to time, but in any event prior to the later of (i)  June 30, 2015, or (ii) the date that is thirty (30) days following receipt by Investor of the Annual Report for calendar year 2014, (in either case, the “Final  Date”) Investor shall notify Company in writing of its selection of a total of not more than five (5) Designated Product Candidates and Target mAbs to be Selected Products under this Agreement.

3A.2	Once a Designated Product Candidate or Target mAb, is selected by the Investor, it shall remain a Selected Product for the entire term of the Agreement.

3A.3
If no Selected Product  has been selected by Investor 30 days prior to the Final Date, Compugen shall, within the following five business days, notify Investor in writing that this is the case.  If no Selected Product  has been selected by Investor 15 days prior to the Final Date, Compugen shall again, within the following five business days, notify Investor in writing that this is the case.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

3A.4
For the avoidance of doubt, if no Selected Product  has been selected by Investor prior to the Final Date, it shall be deemed that as of the Final Date, Investor has elected to exercise the Exchange Option pursuant to Section 3.8 above and therefore the Exchange Notice Date shall be the Final Date.

27.	Section 6 of the 2010 Agreement will be replaced by the following:

1.	“6.	INVENTIONS

Investor agrees that all information, improvements, inventions, formulae, processes, techniques, know-how and data, and all related intellectual property, whether or not patentable or registerable under copyright or any similar laws, made or conceived or reduced to practice or learned in connection with any of the Designated Product Candidates, Targets and/or Target mAbs (all such information, improvements, inventions, formulae, processes, techniques, know-how, and data, and all related intellectual property, are hereinafter referred to as the “Invention(s)”) immediately upon discovery, receipt, creation or invention as applicable, shall be considered Inventions of the Company, shall be the sole property of the Company and its assignees, and the Company and its assignees shall be the sole owner of all patents, copyrights, trade secret and all other rights of any kind or nature, including moral rights, in connection with such Inventions.”

28.	Section 7.1 of the 2010 Agreement will be replaced by the following:

“7.1              Term and Termination. Unless earlier terminated by the Parties, or expiration in accordance with the terms hereof, the term of this Agreement will commence on the Effective Date and continue until the first to occur of:

7.1.1	Receipt by Investor of the Exchange Shares pursuant to Section 3.8 above; or

7.1.2	December 31, 2030,

provided that any provision hereof that, according to the terms hereof, is to expire on an earlier date, shall expire on such earlier date and provided further that the terms of Company Warrants granted to Investor hereunder and any rights prevailing during the period until such termination shall not be affected by such termination.”

29.	Section 7.2.2 of the 2010 Agreement will be replaced by the following:

“7.2.2                             Notwithstanding the above prohibition of assignment or transfer, (i) Compugen may assign any rights related to the Designated Product Candidates, Targets, and/or Target mAbs in connection with any participation, joint venture, partnership or any other cooperation with third parties in connection with the development, marketing, selling, commercialization or any other activity it deems necessary or advisable in connection with any of the Designated Product Candidates, Targets, and/or Target mAbs, it being clarified for avoidance of doubt that such assignment or transfer shall be subject and without impairment to the Investor's rights against Compugen hereunder, including without limitation, the right for Cash Consideration and (ii) Investor may freely transfer and assign any Company Warrants obtained by it pursuant to this Agreement, provided such transfer or assignment is in compliance with and consistent with applicable securities law. A Party shall promptly notify the other Party in writing of any assignment made hereunder.”

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

30.	Section 7.3 of the 2010 Agreement will be replaced by the following:

“7.3              Confidentiality.

Investor and any successor or assignee thereof, who received or receives from the Company or its agents, directly or indirectly, any information concerning the Company, including, without limitation, the Designated Product Candidates, Targets, and/or Target mAbs, which the Company has not made generally available to the public, acknowledges and agrees that such information is confidential, and further agrees that, for so long as such information is not public, it will neither use such information for any purpose other than in connection with the consummation of its rights pursuant to this Agreement and the transactions contemplated hereby, nor will it disseminate such information to any person other than the representatives and advisors of Investor who have a need to know such information for purposes of effecting the transaction contemplated by this Agreement, provided that such persons to whom Investor has given access to the Company's confidential information are bound by similar confidentiality obligations to those set forth herein.  If this Agreement is terminated by any of the Parties, for any reason whatsoever, (a) at the Company’s request, Investor shall immediately return to the Company any and all non-public information received from the Company or their respective advisors in connection with the transactions contemplated hereby (but shall be entitled to retain for archival purposes and protection of his interests one copy of any report received from Compugen hereunder) and shall so confirm to the Company by a written certificate executed by Investor; and (b) the Confidentiality provisions of this Section 7.3 shall remain in full force and effect and binding on Investor.

Investor understands and acknowledges that it may receive material, non-public information concerning the Company under this Agreement and that applicable securities law and regulations contain prohibitions with respect to the use of such information and the disclosure of such information to others.”

31.	Section 7.4 of the 2010 Agreement will be replaced by the following:

“7.4              Notices.

All notices required to be given under this Agreement shall be in writing, by mail, courier or hand delivery to the addresses which may be designated by each Party from time to time in a writing complying with this Notice provision, and shall be deemed received on the date confirmed on: (1) the return receipt for certified mail sent return receipt requested; or (2) the receipt for notices sent by Airborne, Federal Express or other reliable overnight courier; or (3) two (2) Business Days following delivery by Facsimile (with receipt of proper transmission).

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

If to Compugen:

Compugen Ltd.

Pinchas Rosen Street #72

Tel Aviv 69512, Israel

Fax. 03-765-8555

Attention: General Counsel

If to Investor:

Baize Investment (Israel) Ltd, c/o – The Goldman Group,

55 St. Clair Avenue West, Suite 240,

Toronto, Ontario, Canada M4V2Y7

Attention: Mr. Murray Goldman

With a Copy (which shall not constitute a notice) to:

POB 5481

Caesarea 30889, Israel

Fax: 04-9400874

32.	Exhibit A of the 2010 Agreement will be replaced by Exhibits A1 and A2 attached to this Amendment.

33.	Exhibit B of the 2010 Agreement will be replaced by Exhibit B1 attached to this Amendment.

34.
In the event of any conflict between the provisions of the 2010 Agreement as amended by this Amendment, the provisions of this Amendment shall prevail. For avoidance of doubt a copy of the 2010 Agreement as amended by this Amendment is attached.

35.	Except as amended herein, all other terms and conditions of the 2010 Agreement shall remain in full force and effect.

36.
This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or electronic image transmission shall be binding to the same extent as an original signature page.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

37.	IN WITNESS WHEREOF, the parties have executed this Amendment as of the date hereof.

BAIZE INVESTMENTS (ISRAEL) LTD		COMPUGEN LTD.

By:	/s/ Murray Goldman	By:	/s/ Anat Cohen-Dayag

Name:	Murray Goldman	Name:	Anat Cohen-Dayag

Title:	President	Title:	President & CEO

Date:	April 19, 2013	Date:	April 21, 2013

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Appendix A1: Designated Product Candidates

Designated Product Candidates	Status
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Appendix A2: Targets

Targets	Status
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.